EXHIBIT 99.1

TXI Reports Second Quarter Results

DALLAS, Jan. 6, 2011 (GLOBE NEWSWIRE) -- Texas Industries, Inc. (NYSE:TXI) today reported financial results for the quarter ended November 30, 2010. Results for the quarter were a net loss of $11.2 million or $.40 per share. Results for the quarter ended November 30, 2009 were a net loss of $3.7 million or $.13 per share and included after tax gains from the sale of emission credits of $2.1 million ($.08 per share).

General Comments

"Conditions in our markets remain challenging," stated Mel Brekhus, Chief Executive Officer. "Volumes were up compared to the same period a year ago but it is difficult to determine how much might be attributable to market conditions due to the fact that we experienced abnormally inclement weather in Texas a year ago and more typical weather this year."

"We continue to focus on meeting market demand as cost effectively as possible. As planned, we resumed construction of TXI's central Texas cement plant expansion during the quarter," added Brekhus.

A teleconference will be held tomorrow, January 7, 2011 at 10:00 Central Standard Time to further discuss quarter results. A real-time webcast of the conference is available by logging on to TXI's website at www.txi.com.

The following is a summary of operating results for our business segments and certain other operating information related to our principal products.

Cement Operations

	Three months ended November 30,		Six months ended November 30,
In thousands except per unit	2010	2009	2010	2009

Operating Results
Total cement sales	$ 61,599	$ 61,726	$ 129,289	$ 140,186
Total other sales and delivery fees	6,979	6,457	15,671	13,193
Total segment sales	68,578	68,183	144,960	153,379
Cost of products sold	63,121	58,359	133,184	128,218
Gross profit	5,457	9,824	11,776	25,161
Selling, general and administrative	(4,018)	(4,359)	(8,811)	(9,033)
Other income	509	4,670	2,947	6,413
Operating Profit	$ 1,948	$ 10,135	$ 5,912	$ 22,541

Cement
Shipments (tons)	784	738	1,657	1,653
Prices ($/ton)	$78.49	$83.64	$78.02	$84.78
Cost of sales ($/ton)	$73.39	$71.98	$72.25	$70.16

Three months ended November 30, 2010

Cement operating profit for the three-month period ended November 30, 2010 was $1.9 million, a decrease of $8.2 million from the prior year period. Lower sales prices offset in part by higher shipments reduced operating profit approximately $3 million.   In addition, other income decreased $4.2 million from the prior year period.

Total segment sales for the three-month period ended November 30, 2010 were $68.6 million compared to $68.2 million for the prior year period. Cement sales were comparable to the prior year period as construction activity has remained at low levels in both our Texas and California market areas. Our Texas market area accounted for approximately 73% of cement sales in the current period compared to 69% of cement sales in the prior year period. Average cement prices decreased 6% in our Texas market area and 7% in our California market area. Shipments increased 12% in our Texas market area and decreased 6% in our California market area.

Cost of products sold for the three-month period ended November 30, 2010 increased $4.8 million from the prior year period. Cement unit costs increased 2% from the prior year period primarily due to higher repair and maintenance costs offset in part by the effect of higher shipments.

Selling, general and administrative expense for the three-month period ended November 30, 2010 decreased $0.3 million from the prior year period.   The decrease was primarily due to lower provisions for bad debts and defined benefit plan expense.

Other income for the three-month period ended November 30, 2010 decreased $4.2 million from the prior year period. The decrease was primarily due to $0.6 million lower royalty income and $3.4 million lower gains from sales of emissions credits associated with our Crestmore cement plant in Riverside, California.

Aggregate Operations

	Three months ended November 30,		Six months ended November 30,
In thousands except per unit	2010	2009	2010	2009

Operating Results
Total stone, sand and gravel sales	$ 22,644	$ 20,217	$ 49,237	$ 48,011
Total other sales and delivery fees	18,438	16,070	41,815	38,377
Total segment sales	41,082	36,287	91,052	86,388
Cost of products sold	35,002	32,001	78,412	71,156
Gross profit	6,080	4,286	12,640	15,232
Selling, general and administrative	(2,814)	(2,489)	(5,873)	(5,194)
Other income	57	432	1,690	830
Operating Profit	$ 3,323	$ 2,229	$ 8,457	$ 10,868

Stone, sand and gravel
Shipments (tons)	3,026	2,642	6,610	6,065
Prices ($/ton)	$7.48	$7.65	$7.45	$7.92
Cost of sales ($/ton)	$6.53	$7.03	$6.48	$6.61

Three months ended November 30, 2010

Aggregate operating profit for the three-month period ended November 30, 2010 was $3.3 million, an increase of $1.1 million from the prior year period. Higher shipments offset in part by lower sales prices increased operating profit approximately $1 million.

Total segment sales for the three-month period ended November 30, 2010 were $41.1 million compared to $36.3 million for the prior year period. Stone, sand and gravel sales increased $2.4 million from the prior year period on 15% higher shipments and 2% lower average prices.

Cost of products sold for the three-month period ended November 30, 2010 increased $3.0 million from the prior year period primarily due to higher shipments. Stone, sand and gravel unit costs decreased 7% from the prior year period primarily due to the effect of higher shipments on unit costs offset in part by higher repair and maintenance costs.

Selling, general and administrative expense for the three-month period ended November 30, 2010 increased $0.3 million from the prior year period primarily due to higher provisions for bad debts.

Other income for the three-month period ended November 30, 2010 decreased $0.4 million from the prior year period primarily due to lower gains from routine sales of surplus operating assets.

Consumer Products Operations

	Three months ended November 30,		Six months ended November 30,
In thousands except per unit	2010	2009	2010	2009

Operating Results
Total ready-mix concrete sales	$ 43,377	$ 41,720	$ 95,483	$ 95,773
Total other sales and delivery fees	13,443	12,733	27,815	28,218
Total segment sales	56,820	54,453	123,298	123,991
Cost of products sold	56,290	51,691	119,539	113,407
Gross profit	530	2,762	3,759	10,584
Selling, general and administrative	(3,047)	(2,749)	(5,723)	(5,953)
Other income	134	268	332	401
Operating Profit (Loss)	$ (2,383)	$ 281	$ (1,632)	$ 5,032

Ready-mix concrete
Shipments (cubic yards)	575	501	1,244	1,113
Prices ($/cubic yard)	$75.45	$83.02	$76.73	$86.01
Cost of sales ($/cubic yard)	$77.79	$80.98	$76.94	$80.39

Three months ended November 30, 2010

Consumer products operating loss for the three-month period ended November 30, 2010 was $2.4 million, a decrease in profit of $2.7 million from the prior year period. Lower sales prices offset in part by higher shipments reduced operating profit approximately $2 million.

Total segment sales for the three-month period ended November 30, 2010 were $56.8 million compared to $54.5 million for the prior year period. Ready-mix concrete sales for the three-month period ended November 30, 2010 increased $1.7 million from the prior year period on 9% lower average prices and 15% higher shipments.

Cost of products sold for the three-month period ended November 30, 2010 increased $4.6 million from the prior year period primarily due to higher shipments. Ready-mix concrete unit costs decreased 4% from the prior year period primarily due to the effect of higher shipments offset in part by higher fuel and repair and maintenance costs.

Selling, general and administrative expense for the three-month period ended November 30, 2010 increased $0.3 million from the prior year period primarily due to higher provisions for bad debts.

Other income for the three-month period ended November 30, 2010 decreased $0.1 million from the prior year period primarily due to lower gains from routine sales of surplus operating assets.

Corporate

	Three months ended November 30,		Six months ended November 30,
In thousands	2010	2009	2010	2009

Other income	$ 1,229	$ 358	$ 1,850	$ 736
Selling, general and administrative	(8,664)	(6,289)	(14,277)	(15,960)
	$ (7,435)	$ (5,931)	$ (12,427)	$ (15,224)

Three months ended November 30, 2010

Other income for the three-month period ended November 30, 2010 increased $0.9 million from the prior year period primarily due to higher oil and gas lease bonus and royalty payments offset in part by lower interest income.

Selling, general and administrative expense for the three-month period ended November 30, 2010 increased $2.4 million from the prior year period. The increase was primarily the result of $3.0 million higher stock-based compensation. Our stock-based compensation includes awards expected to be settled in cash, the expense for which is based on their fair value at the end of each period until the awards are paid. The impact of changes in our stock price on their fair value increased stock-based compensation $1.5 million in the three-month period ended November 30, 2010 and decreased stock-based compensation $1.5 million in the three-month period ended November 30, 2009. We hold life insurance policies in connection with certain of our benefit plans. Proceeds received from the policies in the three-month period ended November 30, 2010 decreased expense $0.2 million from the prior year period. Our focus on reducing controllable costs lowered other expenses $0.4 million in the three-month period ended November 30, 2010 from the prior year period.

Interest

Interest expense incurred for the three-month period ended November 30, 2010 was $17.3 million, of which $3.4 million was capitalized in connection with our Hunter, Texas cement plant expansion project and $13.9 million was expensed. Interest expense incurred for the three-month period ended November 30, 2009 was $13.4 million, all of which was expensed.

Interest expense incurred for the three-month period ended November 30, 2010 increased from the prior year period primarily as a result of higher average outstanding debt at higher interest rates due to the refinancing of our 7.25% senior notes. An additional $15 million of interest expense is estimated to be capitalized in connection with our Hunter, Texas cement plant expansion project during the remainder of our current fiscal year.

Loss on Debt Retirements

On July 27, 2010, we commenced a cash tender offer for all of the outstanding $550 million aggregate principal amount of our 7.25% senior notes due 2013 and a solicitation of consents to amend the indenture governing the 7.25% notes. Pursuant to the tender offer and consent solicitation, we purchased $536.6 million aggregate principal amount of the 7.25% notes, and paid an aggregate of $547.7 million in purchase price and consent fees. On September 9, 2010, we redeemed the remaining $13.4 million aggregate principal amount of the 7.25% notes at a price of 101.813% of the principal amount thereof, plus accrued and unpaid interest on the 7.25% notes to the redemption date. We used the net proceeds from the issuance and sale of $650 million aggregate principal amount of our 9.25% senior notes to pay the purchase or redemption price of the 7.25% notes and the consent fees. As of November 30, 2010, we recognized a loss on debt retirement of $29.6 million representing $11.4 million in consent fees, redemption price premium and transaction costs and a write-off of $18.2 million of unamortized debt discount and original issuance costs associated with the 7.25% notes.

Income Taxes

Income taxes for the interim periods ended November 30, 2010 and November 30, 2009 have been included in the accompanying financial statements on the basis of an estimated annual rate. The estimated annualized rate does not include the tax impact of the loss on debt retirements which has been recognized as a discrete item in the six-month period ended November 30, 2010. The estimated annualized rate excluding this charge is 41.0% for fiscal year 2011 compared to 41.4% for fiscal year 2010.

Certain statements contained in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the impact of competitive pressures and changing economic and financial conditions on our business, the cyclical and seasonal nature of our business, the level of construction activity in our markets, abnormal periods of inclement weather, unexpected periods of equipment downtime, unexpected operational difficulties, changes in the cost of raw materials, fuel and energy, changes in the cost or availability of transportation, changes in interest rates, the timing and amount of federal, state and local funding for infrastructure, delays in announced capacity expansions, ongoing volatility and uncertainty in the capital or credit markets, the impact of environmental laws, regulations and claims and changes in governmental and public policy, and the risks and uncertainties described in our reports on Forms 10-K, 10-Q and 8-K. Forward-looking statements speak only as of the date hereof, and we assume no obligation to publicly update such statements.

TXI is the largest producer of cement in Texas and a major cement producer in California. TXI is also a major supplier of construction aggregate, ready-mix concrete and concrete products.

The Texas Industries, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6602

(Unaudited)
CONSOLIDATED STATEMENTS OF OPERATIONS
TEXAS INDUSTRIES, INC. AND SUBSIDIARIES

	Three months ended		Six months ended
	November 30,		November 30,
In thousands except per share	2010	2009	2010	2009

NET SALES	$148,111	$142,935	$320,233	$326,892

Cost of products sold	136,044	126,063	292,058	275,915
GROSS PROFIT	12,067	16,872	28,175	50,977

Selling, general and administrative	18,543	15,886	34,684	36,140
Interest	13,886	13,364	28,297	26,608
Loss on debt retirements	613	--	29,619	--
Other income	(1,929)	(5,728)	(6,819)	(8,380)
	31,113	23,522	85,781	54,368
LOSS BEFORE INCOME TAXES	(19,046)	(6,650)	(57,606)	(3,391)

Income tax benefit	(7,845)	(2,948)	(22,713)	(1,404)
NET LOSS	$ (11,201)	$ (3,702)	$ (34,893)	$ (1,987)

Net loss per share
Basic	$ (.40)	$ (.13)	$ (1.25)	$ (.07)
Diluted	$ (.40)	$ (.13)	$ (1.25)	$ (.07)

Average shares outstanding
Basic	27,807	27,736	27,797	27,728
Diluted	27,807	27,736	27,797	27,728

Cash dividends declared per share	$.075	$.075	$.15	$.15

CONSOLIDATED BALANCE SHEETS
TEXAS INDUSTRIES, INC. AND SUBSIDIARIES

	(Unaudited)
	November 30,	May 31,
In thousands	2010	2010

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$139,753	$74,946
Receivables – net	96,671	112,184
Inventories	152,681	142,419
Deferred income taxes and prepaid expenses	23,351	23,426
TOTAL CURRENT ASSETS	412,456	352,975

PROPERTY, PLANT AND EQUIPMENT
Land and land improvements	158,941	158,367
Buildings	58,817	58,351
Machinery and equipment	1,226,794	1,220,021
Construction in progress	330,574	322,039
	1,775,126	1,758,778
Less depreciation and depletion	634,404	604,269
	1,140,722	1,154,509
OTHER ASSETS
Goodwill	1,715	1,715
Real estate and investments	7,426	6,774
Deferred charges and other	23,219	15,774
	32,360	24,263
	$1,585,538	$1,531,747

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$41,800	$56,214
Accrued interest, compensation and other	63,307	51,455
Current portion of long-term debt	95	234
TOTAL CURRENT LIABILITIES	105,202	107,903

LONG-TERM DEBT	652,441	538,620

DEFERRED INCOME TAXES AND OTHER CREDITS	102,495	123,976

SHAREHOLDERS' EQUITY

Common stock, $1 par value; authorized 100,000 shares; issued and outstanding 27,820 and 27,796 shares, respectively	27,820	27,796
Additional paid-in capital	478,172	475,584
Retained earnings	232,953	272,018
Accumulated other comprehensive loss	(13,545)	(14,150)
	725,400	761,248
	$1,585,538	$1,531,747

(Unaudited)
CONSOLIDATED STATEMENTS OF CASH FLOWS
TEXAS INDUSTRIES, INC. AND SUBSIDIARIES

	Six months ended
	November 30,
In thousands	2010	2009

OPERATING ACTIVITIES
Net loss	$ (34,893)	$ (1,987)
Adjustments to reconcile net loss to cash provided by operating activities
Depreciation, depletion and amortization	31,991	32,971
Gains on asset disposals	(1,555)	(1,433)
Deferred income taxes (benefit)	(22,964)	756
Stock-based compensation expense	2,288	2,143
Excess tax benefits from stock-based compensation	--	(248)
Loss on debt retirements	29,619	--
Other – net	(2,855)	609
Changes in operating assets and liabilities
Receivables – net	16,112	14,020
Inventories	(10,262)	(3,843)
Prepaid expenses	1,232	1,767
Accounts payable and accrued liabilities	1,313	(4,823)
Net cash provided by operating activities	10,026	39,932

INVESTING ACTIVITIES
Capital expenditures – expansions	(11,198)	(4,543)
Capital expenditures – other	(12,201)	(2,899)
Proceeds from asset disposals	3,037	1,443
Investments in life insurance contracts	3,704	6,726
Other – net	(859)	(2)
Net cash provided (used) by investing activities	(17,517)	725

FINANCING ACTIVITIES
Long-term borrowings	650,000	--
Debt retirements	(561,568)	(144)
Debt issuance costs	(12,426)	(2,039)
Stock option exercises	464	356
Excess tax benefits from stock-based compensation	--	248
Common dividends paid	(4,172)	(2,080)
Net cash provided (used) by financing activities	72,298	(3,659)
Increase in cash and cash equivalents	64,807	36,998

Cash and cash equivalents at beginning of period	74,946	19,796
Cash and cash equivalents at end of period	$139,753	$56,794
CONTACT: Kenneth R. Allen
         Vice President-Finance and  Chief Financial Officer
         972.647.6730
         Email:  kallen@txi.com

Texas Industries, Inc.
Consolidated Statements of Operations
$ In thousands expect per share

	FY2005	FY2006	FY2007	FY2008	FY2009					FY2010					FY2011
					Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Total

Shipments
Cement (thousands of tons)	5,394	5,136	5,074	5,035	1,218	1,083	837	897	4,035	915	738	639	934	3,226	873	784	1,657
Aggregates (thousands of tons)	23,616	25,246	22,114	21,851	5,201	4,605	3,267	3,397	16,470	3,423	2,642	1,947	3,351	11,363	3,584	3,026	6,610
Ready-mix (thousands of cubic yards)	3,678	3,830	3,665	3,844	947	769	614	572	2,902	612	501	427	607	2,147	669	575	1,244

Price
Cement ($ per ton)	75.05	87.14	95.06	93.07	91.43	90.87	90.17	88.23	90.31	85.70	83.64	81.82	78.95	82.51	77.59	78.49	78.02
Aggregates ($ per ton)	5.68	6.08	7.03	7.44	7.82	7.74	8.23	8.23	7.97	8.12	7.65	7.62	7.51	7.75	7.42	7.48	7.45
Ready-mix ($ per cubic yard)	60.54	69.25	75.87	80.83	83.30	84.37	86.87	89.00	85.46	88.46	83.02	79.17	76.06	81.83	77.83	75.45	76.73

Net Sales
Cement	404,823	447,594	482,379	468,673	111,404	98,407	75,557	79,018	364,386	78,460	61,726	52,322	73,672	266,180	67,690	61,599	129,289
Aggregates	134,220	153,480	155,562	162,582	40,679	35,667	26,889	27,962	131,197	27,794	20,217	14,849	25,159	88,019	26,593	22,644	49,237
Ready-mix	222,680	265,254	278,067	310,652	78,894	64,832	53,306	50,899	247,931	54,053	41,720	33,695	46,244	175,712	52,106	43,377	95,483
Other	104,847	118,555	119,798	132,606	32,275	28,498	29,200	31,348	121,321	28,939	22,244	19,923	30,420	101,526	27,310	23,112	50,422
Interplant	(105,576)	(121,127)	(118,406)	(130,461)	(31,992)	(27,398)	(22,151)	(21,489)	(103,030)	(20,878)	(15,988)	(13,575)	(19,338)	(69,779)	(20,708)	(18,369)	(39,077)
Delivery Fees	73,809	80,166	78,850	84,802	25,132	21,793	15,858	14,614	77,397	15,589	13,016	10,615	20,186	59,406	19,131	15,748	34,879
Net Sales	834,803	943,922	996,250	1,028,854	256,392	221,799	178,659	182,352	839,202	183,957	142,935	117,829	176,343	621,064	172,122	148,111	320,233

Costs and Expenses (Income)
Cost of products sold	692,414	766,941	754,088	834,333	223,765	195,145	149,015	158,208	726,133	149,852	126,063	131,126	155,025	562,066	156,014	136,044	292,058
Selling, general and administrative	78,434	88,663	108,106	96,220	17,338	15,864	15,982	22,909	72,093	20,254	15,886	17,568	25,707	79,415	16,141	18,543	34,684
Goodwill impairment	-	-	-	-	-	-	-	58,395	58,395	-	-	-	-	-	-	-	-
Interest	23,533	31,155	14,074	2,505	7,245	9,296	8,344	8,401	33,286	13,244	13,364	13,642	11,990	52,240	14,411	13,886	28,297
Loss on debt retirements and spin-off charges	894	113,247	48	-	907	-	-	-	907	-	-	-	-	-	29,006	613	29,619
Other income	(22,727)	(47,270)	(36,629)	(31,563)	(8,241)	(2,211)	(7,944)	(2,795)	(21,191)	(2,652)	(5,728)	(1,044)	(1,242)	(10,666)	(4,890)	(1,929)	(6,819)
	772,548	952,736	839,687	901,495	241,014	218,094	165,397	245,118	869,623	180,698	149,585	161,292	191,480	683,055	210,682	167,157	377,839
Income (loss) from Continuing Operations
before Income Taxes	62,255	(8,814)	156,563	127,359	15,378	3,705	13,262	(62,766)	(30,421)	3,259	(6,650)	(43,463)	(15,137)	(61,991)	(38,560)	(19,046)	(57,606)

Income Taxes (benefits)	16,811	(8,225)	51,852	39,728	4,726	571	2,341	(20,412)	(12,774)	1,544	(2,948)	(16,358)	(5,376)	(23,138)	(14,868)	(7,845)	(22,713)
Income (loss) from Continuing Operations	45,444	(589)	104,711	87,631	10,652	3,134	10,921	(42,354)	(17,647)	1,715	(3,702)	(27,105)	(9,761)	(38,853)	(23,692)	(11,201)	(34,893)

Income from Discontinued Operations net of Income Taxes	79,079	8,691	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Income (loss) before Accounting Change	124,523	8,102	104,711	87,631	10,652	3,134	10,921	(42,354)	(17,647)	1,715	(3,702)	(27,105)	(9,761)	(38,853)	(23,692)	(11,201)	(34,893)

Cumulative Effect of Accounting Change net of Income Taxes	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Net Income (loss)	124,523	8,102	104,711	87,631	10,652	3,134	10,921	(42,354)	(17,647)	1,715	(3,702)	(27,105)	(9,761)	(38,853)	(23,692)	(11,201)	(34,893)

Texas Industries, Inc.
Consolidated Balance Sheets
$ In thousands

	5/31/2005	5/31/2006	5/31/2007	5/31/2008	8/31/2008	11/30/2008	2/28/2009	5/31/2009	8/31/2009	11/30/2009	2/28/2010	5/31/2010	8/31/2010	11/30/2010

Cash	251,600	84,139	15,138	39,527	118,548	62,254	33,865	19,796	32,183	56,794	75,615	74,946	162,427	139,753
Short-term investments	-	50,606	-	-	-	-	-	-	-	-	-	-	-	-
Receivables - net	117,363	132,849	142,610	170,943	155,970	140,134	104,199	129,432	129,430	115,469	74,642	112,184	107,217	96,671
Inventories	83,291	109,767	135,254	144,654	157,157	155,097	164,657	155,724	156,355	161,431	141,304	142,419	148,741	152,681
Deferred income taxes and prepaid expenses	28,754	33,599	17,621	17,943	16,760	17,238	17,733	22,039	21,244	21,320	21,887	23,426	22,673	23,351
Total Current Assets	481,008	410,960	310,623	373,067	448,435	374,723	320,454	326,991	339,212	355,014	313,448	352,975	441,058	412,456

Property, plant and equipment	886,447	956,896	1,293,360	1,546,125	1,628,431	1,722,452	1,767,701	1,791,546	1,789,351	1,788,663	1,790,965	1,758,778	1,759,077	1,775,126
Less depreciation and depletion	473,794	486,585	509,138	518,361	530,925	546,663	557,990	572,195	587,052	601,982	613,930	604,269	618,706	634,404
Net Property, Plant and Equipment	412,653	470,311	784,222	1,027,764	1,097,506	1,175,789	1,209,711	1,219,351	1,202,299	1,186,681	1,177,035	1,154,509	1,140,371	1,140,722

Goodwill	58,395	58,395	58,395	60,110	60,110	60,110	60,110	1,715	1,715	1,715	1,715	1,715	1,715	1,715
Real estate and investments	99,491	125,159	110,761	59,261	33,253	32,011	31,011	10,001	7,736	7,827	7,334	6,774	6,223	7,426
Deferred cncome taxes, intangibles and other charges	27,571	22,706	11,369	11,332	13,907	15,241	17,023	14,486	15,852	15,787	14,050	15,774	22,398	23,219
Assets of discontinued operations	1,114,627	-	-	-				-	-	-	-	-	-	-
	1,300,084	206,260	180,525	130,703	107,270	107,362	108,144	26,202	25,303	25,329	23,099	24,263	30,336	32,360
Total Assets	2,193,745	1,087,531	1,275,370	1,531,534	1,653,211	1,657,874	1,638,309	1,572,544	1,566,814	1,567,024	1,513,582	1,531,747	1,611,765	1,585,538

Accounts payable	44,560	50,931	96,883	111,478	106,138	95,535	83,094	55,749	48,894	41,144	43,537	56,214	54,659	41,800
Accrued interest, compensation and other items	62,202	66,955	70,104	66,967	53,075	65,647	51,285	51,856	47,808	60,224	41,515	51,455	45,805	63,307
Current portion of long term debt	688	681	1,340	7,725	229	234	238	243	247	541	500	234	13,341	95
Total Current Liabilities	107,450	118,567	168,327	186,170	159,442	161,416	134,617	107,848	96,949	101,909	85,552	107,903	113,805	105,202

Long-term Debt	603,126	251,505	274,416	401,880	539,195	539,978	540,767	541,540	542,371	543,244	544,087	538,620	652,459	652,441

Convertible subordinated debentures	199,937	159,725	-	-	-	-	-	-	-	-	-	-	-	-

Deferred income taxes and other credits	77,138	79,837	95,508	118,117	116,801	113,730	109,578	120,011	122,765	121,591	111,171	123,976	108,400	102,495
Liabilities of discontinued operations					-	-	-	-	-	-	-	-	-	-

Shareholders' equity	927,567	477,897	737,119	825,367	837,773	842,750	853,347	803,145	804,729	800,280	772,772	761,248	737,101	725,400
Total Liabilities and Shareholders' Equity	2,193,745	1,087,531	1,275,370	1,531,534	1,653,211	1,657,874	1,638,309	1,572,544	1,566,814	1,567,024	1,513,582	1,531,747	1,611,765	1,585,538
	-	-	-	-	-	-	-	-	-	-	-	-

Texas Industries, Inc.
Consolidated Statements of Cash Flows
$ In thousands
	FY2005	FY2006	FY2007	FY2008	FY2009					FY2010					FY2011
					Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Total
CONTINUING OPERATIONS
Operating Activities
Income (Loss) from Continuing Operations	45,444	(589)	104,711	87,631	10,652	3,134	10,921	(42,354)	(17,647)	1,715	(3,702)	(27,105)	(9,761)	(38,853)	(23,692)	(11,201)	(34,893)
Adjustments to reconcile income (loss) from continuing
operations to cash provided by continuing operating
activities

Depreciation, depletion and amortization	46,474	44,955	46,356	55,577	16,865	17,151	17,183	16,993	68,192	16,594	16,377	16,292	14,662	63,925	15,861	16,130	31,991
Goodwill impairment	-	-	-	-	-	-	-	58,395	58,395	-	-	-	-	-	-	-	-
Loss (gain) on asset disposals	(6,582)	(34,768)	(2,917)	(19,410)	(280)	(147)	(5,811)	(521)	(6,759)	(1,030)	(403)	109	(26)	(1,350)	(1,613)	58	(1,555)
Deferred income taxes (benefit)	33,811	6,581	13,622	20,036	2,538	1,089	(2,475)	(3,090)	(1,938)	743	13	(11,744)	1,856	(9,132)	(14,973)	(7,991)	(22,964)
Stock-based compensation expense (credit)	-	-	13,866	2,395	(4,060)	(3,769)	(1,339)	4,768	(4,400)	2,643	(500)	1,589	1,365	5,097	(230)	2,518	2,288
Excess tax benefits from stock-based compensation	8,000	9,969	(1,694)	(3,299)	(1,212)	(554)	(5)	175	(1,596)	(211)	(37)	14	(16)	(250)	-	-	-
Loss on debt retirements	-	107,006	48	-	907	-	-	-	907	-	-	-	-	-	29,006	613	29,619
Other - net	889	(2,399)	3,234	2,475	(1,006)	(61)	2,451	4,547	5,931	(221)	830	2,490	10,899	13,998	2,192	(5,047)	(2,855)
Changes in operating assets and liabilities
Receivables - net	(8,873)	(5,060)	846	(29,507)	14,269	15,805	16,866	8,457	55,397	(888)	14,908	11,844	(31,285)	(5,421)	4,413	11,699	16,112
Inventories	6,082	(18,761)	(25,047)	(9,400)	(12,504)	2,061	(9,561)	8,934	(11,070)	757	(4,600)	17,945	(396)	13,706	(6,322)	(3,940)	(10,262)
Prepaid expenses	(1,680)	63	1,392	(2,033)	1,366	(452)	(396)	(2,412)	(1,894)	1,074	693	(14)	(1,366)	387	1,297	(65)	1,232
Accounts payable and accrued liabilities	17,017	(12,155)	31,541	(2,910)	(16,920)	(6,534)	6,365	(19,143)	(36,232)	(6,638)	1,815	(4,492)	15,361	6,046	(7,284)	8,597	1,313
Other credits	3,838	2,527	-	-	-	-		-	-	-	-	-	-	-	-	-	-
Cash Provided by Continuing Operating Activities	144,420	97,369	185,958	101,555	10,615	27,723	34,199	34,749	107,286	14,538	25,394	6,928	1,293	48,153	(1,345)	11,371	10,026

Investing Activities
Capital expenditures	(46,178)	(110,245)	(317,658)	(312,525)	(88,736)	(86,595)	(65,540)	(47,673)	(288,544)	(5,373)	(2,069)	(4,286)	(1,931)	(13,659)	(3,156)	(20,243)	(23,399)
Cash designed for property acquisitions					26,958	1,775	-	-	28,733	-	-	-	-	-	-	-	-
Proceeds from asset disposals	7,136	23,107	5,552	34,922	512	353	6,577	539	7,981	1,068	375	20,125	24	21,592	3,209	(172)	3,037
Investments in insurance contracts	(58,798)	(4,366)	(6,061)	99,203	1,464	799	216	397	2,876	5,802	924	205	36	6,967	327	3,377	3,704
Purchases of short-term investments - net					-	-	-	-	-	-	-	-	-	-	-	-	-
Other - net	(677)	612	(336)	101	192	(17)	(164)	(32)	(21)	(19)	17	16	2,065	2,079	292	(1,151)	(859)
Cash Provided (Used) by Investing Activities	(98,517)	(141,392)	(268,003)	(207,032)	(59,610)	(83,685)	(58,911)	(46,769)	(248,975)	1,478	(753)	16,060	194	16,979	672	(18,189)	(17,517)

Financing Activities
Long-term borrowings	-	250,000	38,000	366,000	327,250	-	-	-	327,250	-	-	-	-	-	650,000	-	650,000
Debt retirements	(699)	(600,700)	(25,521)	(232,366)	(197,555)	(55)	(66)	(96)	(197,772)	(59)	(85)	(132)	31	(245)	(547,736)	(13,832)	(561,568)
Debt issuance costs	(39)	(7,363)	-	(2,160)	(2,306)	(1,170)	(1,994)	-	(5,470)	(2,032)	(7)	-	(513)	(2,552)	(12,250)	(176)	(12,426)
Debt retirement costs	-	(96,029)	(6)	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Interest rate swap terminations	(6,315)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Stock option exercises	41,399	7,510	6,394	3,315	1,480	2,405	456	300	4,641	331	25	143	394	893	225	239	464
Excess tax benefits from stock-based compensation	-	-	1,694	3,299	1,212	554	5	(175)	1,596	211	37	(14)	16	250	-	-	-
Common dividends paid	(6,643)	(6,908)	(7,517)	(8,222)	(2,065)	(2,066)	(2,078)	(2,078)	(8,287)	(2,080)	-	(4,164)	(2,084)	(8,328)	(2,085)	(2,087)	(4,172)
Other - net	-	-	-	-	-	-	-		-	-	-	-	-	-	-	-	-
Cash Provided (Used) by Financing Activities	27,703	(453,490)	13,044	129,866	128,016	(332)	(3,677)	(2,049)	121,958	(3,629)	(30)	(4,167)	(2,156)	(9,982)	88,154	(15,856)	72,298
Net Cash Provided (Used) by Continuing Operations	73,606	(497,513)	(69,001)	24,389	79,021	(56,294)	(28,389)	(14,069)	(19,731)	12,387	24,611	18,821	(669)	55,150	87,481	(22,674)	64,807

DISCONTINUED OPERATIONS
Cash Provided (Used) by Discontinued Operating Activities	73,104	(7,778)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Cash Used by Discontinued Investing Activities	(28,163)	(2,757)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Cash Provided by Discontinued Financing Activities	-	340,587	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Net Cash Provided by Discontinued Operations	44,941	330,052	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Increase (Decrease) in Cash and Cash Equivalents	118,547	(167,461)	(69,001)	24,389	79,021	(56,294)	(28,389)	(14,069)	(19,731)	12,387	24,611	18,821	(669)	55,150	87,481	(22,674)	64,807

Cash and Cash Equivalents at Beginning of Period	133,053	251,600	84,139	15,138	39,527	118,548	62,254	33,865	39,527	19,796	32,183	56,794	75,615	19,796	74,946	162,427	74,946
Cash and Cash Equivalents at End of Period	251,600	84,139	15,138	39,527	118,548	62,254	33,865	19,796	19,796	32,183	56,794	75,615	74,946	74,946	162,427	139,753	139,753

Texas Industries, Inc.
Reconciliation of EBITDA to Net Income and Cash Provided (Used) by Continuing Operations
$ In thousands
	FY2005	FY2006	FY2007	FY2008	FY2009					FY2010					FY2011
					Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Total
EBITDA Defined
Net Income (loss) from Continuing Operations	45,444	(589)	104,711	87,631	10,652	3,134	10,921	(42,354)	(17,647)	1,715	(3,702)	(27,105)	(9,761)	(38,853)	(23,692)	(11,201)	(34,893)
Plus (minus):
Interest	23,533	31,155	14,074	2,505	7,245	9,296	8,344	8,401	33,286	13,244	13,364	13,642	11,990	52,240	14,411	13,886	28,297
Income taxes (benefit)	16,811	(8,225)	51,852	39,728	4,726	571	2,341	(20,412)	(12,774)	1,544	(2,948)	(16,358)	(5,376)	(23,138)	(14,868)	(7,845)	(22,713)
Depreciation, depletion and amortization	46,474	44,955	46,356	55,577	16,865	17,151	17,183	16,993	68,192	16,594	16,377	16,292	14,662	63,925	15,861	16,130	31,991
Goodwill impairment	-	-	-	-	-	-	-	58,395	58,395	-	-	-	-	-	-	-	-
Loss on debt retirements and spin-off charges	894	113,247	48	-	907	-	-	-	907	-	-	-	-	-	29,006	613	29,619
EBITDA	133,156	180,543	217,041	185,441	40,395	30,152	38,789	21,023	130,359	33,097	23,091	(13,529)	11,515	54,174	20,718	11,583	32,301

EBITDA represents income from continuing operations before interest, income taxes, depreciation and amortization, loss on debt retirements and goodwill impairment.
EBITDA is presented because we believe it is a useful indicator of our performance and our ability to meet debt service and capital expenditure requirements.
It is not, however, intended as an alternative measure of operating results or cash flow from operations as determined in accordance with generally accepted accounting principles.
EBITDA is not necessarily comparable to similarly titled measures used by other companies.

EBITDA Reconciliation
Cash from Continuing Operating Activities	144,420	97,369	185,958	101,555	10,615	27,723	34,199	34,749	107,286	14,538	25,394	6,928	1,293	48,153	(1,345)	11,371	10,026
Plus (minus):
Changes in operating assets and liabilities	(16,384)	33,386	(8,732)	43,850	13,789	(10,880)	(13,274)	4,164	(6,201)	5,695	(12,816)	(25,283)	17,686	(14,718)	7,896	(16,291)	(8,395)
Deferred taxes (benefit)	(33,811)	(6,581)	(13,622)	(20,036)	(2,538)	(1,089)	2,475	3,090	1,938	(743)	(13)	11,744	(1,856)	9,132	14,973	7,991	22,964
Stock-based compensation expense (credit)	-	-	(13,866)	(2,395)	4,060	3,769	1,339	(4,768)	4,400	(2,643)	500	(1,589)	(1,365)	(5,097)	230	(2,518)	(2,288)
Excess tax benefits from stock-based compensation	(8,000)	(9,969)	1,694	3,299	1,212	554	5	(175)	1,596	211	37	(14)	16	250	-	-	-
Income taxes (benefit)	16,811	(8,225)	51,852	39,728	4,726	571	2,341	(20,412)	(12,774)	1,544	(2,948)	(16,358)	(5,376)	(23,138)	(14,868)	(7,845)	(22,713)
Loss (gain) on assets disposals	6,582	34,768	2,917	19,410	280	147	5,811	521	6,759	1,030	403	(109)	26	1,350	1,613	(58)	1,555
Interest	23,533	31,155	14,074	2,505	7,245	9,296	8,344	8,401	33,286	13,244	13,364	13,642	11,990	52,240	14,411	13,886	28,297
Spin-off charges	894	6,241	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Other - net	(889)	2,399	(3,234)	(2,475)	1,006	61	(2,451)	(4,547)	(5,931)	221	(830)	(2,490)	(10,899)	(13,998)	(2,192)	5,047	2,855
EBITDA	133,156	180,543	217,041	185,441	40,395	30,152	38,789	21,023	130,359	33,097	23,091	(13,529)	11,515	54,174	20,718	11,583	32,301

Texas Industries, Inc.
Business Segment Summary
$ In thousands expect per share
	FY2005	FY2006	FY2007	FY2008	FY2009					FY2010					FY2011
					Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Total
Cement Operations
Operating Results
Total cement sales	404,823	447,594	482,379	468,673	111,404	98,407	75,557	79,018	364,386	78,460	61,726	52,322	73,672	266,180	67,690	61,599	129,289
Total other sales and delivery fees	30,699	27,416	27,648	36,079	9,959	9,641	5,882	5,452	30,934	6,736	6,457	5,296	9,844	28,333	8,692	6,979	15,671
Total segment sales	435,522	475,010	510,027	504,752	121,363	108,048	81,439	84,470	395,320	85,196	68,183	57,618	83,516	294,513	76,382	68,578	144,960
Cost of products sold	338,528	352,603	343,145	391,687	104,557	94,206	67,919	76,142	342,824	69,859	58,359	70,616	71,929	270,763	70,063	63,121	133,184
Gross profit	96,994	122,407	166,882	113,065	16,806	13,842	13,520	8,328	52,496	15,337	9,824	(12,998)	11,587	23,750	6,319	5,457	11,776
Selling, general and administrative	(15,085)	(13,956)	(19,878)	(18,307)	(5,405)	(6,082)	(3,577)	(4,279)	(19,343)	(4,674)	(4,359)	(3,715)	(4,780)	(17,528)	(4,793)	(4,018)	(8,811)
Goodwill impairment	-	-	-	-	-	-	-	(58,395)	(58,395)	-	-	-	-	-	-	-	-
Other income	1,342	951	24,536	7,419	5,264	1,008	1,423	1,606	9,301	1,743	4,670	411	950	7,774	2,438	509	2,947
Operating Profit (loss)	83,251	109,402	171,540	102,177	16,665	8,768	11,366	(52,740)	(15,941)	12,406	10,135	(16,302)	7,757	13,996	3,964	1,948	5,912

Cement
Shipments (tons)	5,394	5,136	5,074	5,035	1,218	1,083	837	897	4,035	915	738	639	934	3,226	873	784	1,657
Prices ($/ton)	$75.05	$87.14	$95.06	$93.07	$91.43	$90.87	$90.17	$88.23	$90.31	$85.70	$83.64	$81.82	$78.95	$82.51	$77.59	$78.49	$78.02
Cost of sales ($/ton)	$58.03	$63.65	$63.08	$70.85	$79.26	$79.04	$73.92	$78.94	$78.02	$68.70	$71.98	$101.70	$69.99	$76.36	$71.23	$73.39	$72.25

Aggregate Operations
Operating Results
Total stone, sand and gravel sales	134,220	153,480	155,562	162,582	40,679	35,667	26,889	27,962	131,197	27,794	20,217	14,849	25,159	88,019	26,593	22,644	49,237
Total other sales and delivery fees	88,125	99,101	113,292	122,748	31,118	24,838	25,882	24,456	106,294	22,307	16,070	14,410	24,141	76,928	23,377	18,438	41,815
Total segment sales	222,345	252,581	268,854	285,330	71,797	60,505	52,771	52,418	237,491	50,101	36,287	29,259	49,300	164,947	49,970	41,082	91,052
Cost of products sold	191,837	219,124	218,394	231,503	59,456	51,908	42,678	43,541	197,583	39,155	32,001	28,882	42,925	142,963	43,410	35,002	78,412
Gross profit	30,508	33,457	50,460	53,827	12,341	8,597	10,093	8,877	39,908	10,946	4,286	377	6,375	21,984	6,560	6,080	12,640
Selling, general and administrative	(11,920)	(15,436)	(16,212)	(15,178)	(3,823)	(3,506)	(2,379)	(2,925)	(12,633)	(2,705)	(2,489)	(1,937)	(2,471)	(9,602)	(3,059)	(2,814)	(5,873)
Other income	10,782	30,376	2,638	16,974	407	463	5,466	618	6,954	398	432	409	180	1,419	1,633	57	1,690
Operating Profit (loss)	29,370	48,397	36,886	55,623	8,925	5,554	13,180	6,570	34,229	8,639	2,229	(1,151)	4,084	13,801	5,134	3,323	8,457

Stone, sand and gravel
Shipments (tons)	23,616	25,246	22,114	21,851	5,201	4,605	3,267	3,397	16,470	3,423	2,642	1,947	3,351	11,363	3,584	3,026	6,610
Prices ($/ton)	$5.68	$6.08	$7.03	$7.44	$7.82	$7.74	$8.23	$8.23	$7.97	$8.12	$7.65	$7.62	$7.51	$7.75	$7.42	$7.48	$7.45
Cost of sales ($/ton)	$4.80	$5.23	$5.40	$6.13	$6.28	$6.62	$6.92	$7.14	$6.68	$6.28	$7.03	$8.41	$6.60	$6.91	$6.45	$6.53	$6.48

Consumer Products Operations
Operating Results
Total ready-mix concrete sales	222,680	265,254	278,067	310,652	78,894	64,832	53,306	50,899	247,931	54,053	41,720	33,695	46,244	175,712	52,106	43,377	95,483
Total other sales and delivery fees	59,832	72,204	57,708	58,581	16,330	15,812	13,294	16,054	61,490	15,485	12,733	10,832	16,621	55,671	14,372	13,443	27,815
Total segment sales	282,512	337,458	335,775	369,233	95,224	80,644	66,600	66,953	309,421	69,538	54,453	44,527	62,865	231,383	66,478	56,820	123,298
Cost of products sold	267,625	316,341	310,955	341,604	91,744	76,429	60,569	60,014	288,756	61,716	51,691	45,203	59,509	218,119	63,249	56,290	119,539
Gross profit	14,887	21,117	24,820	27,629	3,480	4,215	6,031	6,939	20,665	7,822	2,762	(676)	3,356	13,264	3,229	530	3,759
Selling, general and administrative	(10,339)	(11,415)	(16,284)	(19,314)	(4,315)	(3,716)	(2,142)	(2,943)	(13,116)	(3,204)	(2,749)	(1,421)	(2,819)	(10,193)	(2,676)	(3,047)	(5,723)
Other income	711	647	1,310	3,268	385	180	651	98	1,314	133	268	115	70	586	198	134	332
Operating Profit (loss)	5,259	10,349	9,846	11,583	(450)	679	4,540	4,094	8,863	4,751	281	(1,982)	607	3,657	751	(2,383)	(1,632)

Ready-mix concrete
Shipments (tons)	3,678	3,830	3,665	3,844	947	769	614	572	2,902	612	501	427	607	2,147	669	575	1,244
Prices ($/ton)	$60.54	$69.25	$75.87	$80.83	$83.30	$84.37	$86.87	$89.00	$85.46	$88.46	$83.02	$79.17	$76.06	$81.83	$77.83	$75.45	$76.73
Cost of sales ($/ton)	$61.12	$67.69	$71.92	$76.36	$81.15	$81.96	$80.45	$82.13	$81.41	$79.91	$80.98	$84.35	$75.60	$79.82	$76.20	$77.79	$76.94

Total Segment Operating Profit (loss)					25,140	15,001	29,086	(42,076)	27,151	25,796	12,645	(19,435)	12,448	31,454	9,849	2,888	12,737
Corporate
Other income	9,892	15,296	8,145	3,902	2,185	560	404	473	3,622	378	358	109	42	887	621	1,229	1,850
Selling, general and administrative	(41,090)	(47,856)	(55,732)	(43,421)	(3,795)	(2,560)	(7,884)	(12,762)	(27,001)	(9,671)	(6,289)	(10,495)	(15,637)	(42,092)	(5,613)	(8,664)	(14,277)
	(31,198)	(32,560)	(47,587)	(39,519)	(1,610)	(2,000)	(7,480)	(12,289)	(23,379)	(9,293)	(5,931)	(10,386)	(15,595)	(41,205)	(4,992)	(7,435)	(12,427)
Interest	(23,533)	(31,155)	(14,074)	(2,505)	(7,245)	(9,296)	(8,344)	(8,401)	(33,286)	(13,244)	(13,364)	(13,642)	(11,990)	(52,240)	(14,411)	(13,886)	(28,297)
Loss on Debt Retirements	(894)	(113,247)	(48)	-	(907)	-	-	-	(907)	-	-	-	-	-	(29,006)	(613)	(29,619)
Income (loss) from Continuing Operations before
Income Taxes	62,255	(8,814)	156,563	127,359	15,378	3,705	13,262	(62,766)	(30,421)	3,259	(6,650)	(43,463)	(15,137)	(61,991)	(38,560)	(19,046)	(57,606)

Texas Industries, Inc.
Business Segment Summary
$ In thousands expect per share
	FY2005	FY2006	FY2007	FY2008	FY2009					FY2010					FY2011
					Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Total
Major Gains (losses) in Other Income
Cement - antidumping settlement			19,803
Cement - sale of emissions credits				3,879	1,723				1,723		3,427			3,427	1,690		1,690
Cement - oil and gas bonus proceeds					2,781				2,781
Aggregates - sale of emissions credits	6,225
Aggregates - sale of real estate		23,987		5,146			4,961		4,961
Aggregates - sale of southern Louisiana operations				10,093
Corporate - oil and gas bonus proceeds					1,636				1,636							834	834

Depreciation, Depletion and Amortization
Cement	24,926	23,628	23,234	25,645	9,333	9,393	9,525	9,548	37,799	9,341	9,286	9,250	7,951	35,828	9,149	9,181	18,330
Aggregates	12,898	13,926	16,093	21,166	5,421	5,651	5,576	5,271	21,919	5,067	4,994	5,057	4,755	19,873	4,772	4,956	9,728
Consumer Products	6,889	6,181	6,493	7,998	1,873	1,856	1,817	1,888	7,434	1,896	1,807	1,695	1,667	7,065	1,656	1,709	3,365
Corporate	1,761	1,220	536	768	238	251	265	286	1,040	290	290	290	289	1,159	284	284	568
Total Depreciation, Depletion and Amortization	46,474	44,955	46,356	55,577	16,865	17,151	17,183	16,993	68,192	16,594	16,377	16,292	14,662	63,925	15,861	16,130	31,991